AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2007
REGISTRATION NO. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________
FIRST SECURITY GROUP, INC.
(Exact name of registrant as specified in its charter)
______________
TENNESSEE	58-2461486
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)
______________
531 Broad Street
Chattanooga, TN  37402
(423) 266-2000

(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)
______________
First Security Group, Inc. 2002 Long-Term Incentive Plan
(Full title of plan)
______________

William L. Lusk, Jr.	with copy to:
Chief Financial Officer	Robert D. Klingler, Esq.
First Security Group, Inc.	Powell Goldstein LLP
531 Broad Street	One Atlantic Center, Fourteenth Floor
Chattanooga, TN 37402	1201 West Peachtree Street, NW
(423) 266-2000	Atlanta, Georgia 30309-3488
(404) 572-6600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
______________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Common Stock, $0.01 par value	750,000 shares	$9.99	$7,492,500	$230.02
(1)
Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plan described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding common stock.

(2)
Pursuant to Rule 457(c), the proposed maximum offering price and registration fee are based upon the average of the high and low prices of the common stock in the consolidated reporting system on July 31, 2007.

(3)	The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

This Registration Statement on Form S-8 is being filed to register an additional 750,000 shares of Common Stock for issuance under the Plan.  The contents of the Registrant’s Registration Statement on Form S-8 (Registration No. 333-105946) are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

The following exhibits are filed herewith or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit Number	Description
5.1	Opinion of Powell Goldstein LLP.
23.1	Consent of Joseph Decosimo and Company, PLLC.
23.2	Consent of Powell Goldstein LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on Signature Page).
99.1	First Security Group, Inc. 2002 Long-Term Incentive Plan, as amended.[1]

[1]	Incorporated by reference to Exhibit A of the Registrant’s Proxy Statement filed on April 30, 2007 (File No. 000-49747).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on this the 25th day of July, 2007.

FIRST SECURITY GROUP, INC.

By:	/s/ Rodger B. Holley
Rodger B. Holley
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Rodger B. Holley and William L. Lusk, Jr. as his or true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on July 25, 2007 by the following persons in the capacities indicated.

Signature	Title

/s/ Rodger B. Holley	Chief Executive Officer and
Rodger B. Holley	Chairman of the Board of Directors
(Principal Executive Officer)

/s/ William L. Lusk, Jr.	Secretary, Chief Financial Officer and
William L. Lusk, Jr.	Executive Vice President
(Principal Financial Officer)

/s/ John R. Haddock	Controller and Vice-President
John R. Haddock	(Principal Accounting Officer)

/s/ J.C. Harold Anders	Director
J. C. Harold Anders

/s/ Randall L. Gibson	Director
Randall L. Gibson

/s/ Carol H. Jackson	Director
Carol H. Jackson

/s/ Ralph L. Kendall	Director
Ralph L. Kendall

Director
William B. Kilbride

/s/ D. Ray Marler	Director
D. Ray Marler

/s/ Lloyd L. Montgomery, III	Director, President and
Lloyd L. Montgomery, III	Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Powell Goldstein LLP.
23.1	Consent of Joseph Decosimo and Company, PLLC.
23.2	Consent of Powell Goldstein LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on Signature Page).
99.1	First Security Group, Inc. 2002 Long-Term Incentive Plan, as amended.[1]

[1]	Incorporated by reference to Exhibit A of the Registrant’s Proxy Statement filed on April 30, 2007 (File No. 000-49747).